Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	TKB Sponsor I, LLC

Address of Joint Filer:	400 Continental Blvd, Suite 600
El Segundo, CA 90245

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	TKB Critical Technologies 1 [USCT]

Date of Event Requiring Statement:
(Month/Day/Year):	06/28/2023

Name of Joint Filer:	Philippe Tartavull

Address of Joint Filer:	c/o TKB Sponsor I, LLC
400 Continental Blvd, Suite 600
El Segundo, CA 90245

Relationship of Joint Filer to Issuer:	10% Owner, Officer (Executive Chairman), Director

Issuer Name and Ticker or Trading Symbol:	TKB Critical Technologies 1 [USCT]

Date of Event Requiring Statement:
(Month/Day/Year):	06/28/2023

Name of Joint Filer:	Greg Klein

Address of Joint Filer:	c/o TKB Sponsor I, LLC
400 Continental Blvd, Suite 600
El Segundo, CA 90245

Relationship of Joint Filer to Issuer:	10% Owner, Officer (Co-Chief Executive Officer), Director

Issuer Name and Ticker or Trading Symbol:	TKB Critical Technologies 1 [USCT]

Date of Event Requiring Statement:
(Month/Day/Year):	06/28/2023

Name of Joint Filer:	Angela Blatteis

Address of Joint Filer:	c/o TKB Sponsor I, LLC
400 Continental Blvd, Suite 600
El Segundo, CA 90245

Relationship of Joint Filer to Issuer:	10% Owner, Officer (Co-Chief Executive Officer and Chief Financial Officer), Director

Issuer Name and Ticker or Trading Symbol:	TKB Critical Technologies 1 [USCT]

Date of Event Requiring Statement:
(Month/Day/Year):	06/28/2023